GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED MASTER FUND, LLC

                             Report to Members
                         For the Fiscal Year Ended
                             December 31, 2005

       GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED MASTER FUND, LLC

                             Report to Members
                         For the Fiscal Year Ended
                             December 31, 2005

                             TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ....................3

STATEMENT OF ASSETS, LIABILITIES AND MEMBER'S CAPITAL ......................4

NOTES TO FINANCIAL STATEMENTS...............................................5

OTHER.......................................................................8

          Report of Independent Registered Public Accounting Firm
          -------------------------------------------------------

To the Shareholders and Board of Directors of Goldman Sachs Hedge Fund Partners Registered Master Fund, LLC

We have audited the accompanying statement of assets, liabilities and member's capital of Goldman Sachs Hedge Fund Partners Registered Master Fund, LLC (the "Master Fund") as of December 31, 2005. This statement of assets, liabilities and member's capital is the responsibility of the Master Fund's management. Our responsibility is to express an opinion on this statement of assets, liabilities and member's capital based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Master Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Master Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets, liabilities and member's capital referred to above presents fairly, in all material respects, the financial position of Goldman Sachs Hedge Fund Partners Registered Master Fund, LLC at December 31, 2005, in conformity with U.S. generally accepted accounting principles.

                                                ERNST & YOUNG LLP


New York, New York
February 28, 2006

GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED MASTER FUND, LLC

STATEMENT OF ASSETS, LIABILITIES AND MEMBER'S CAPITAL - DECEMBER 31, 2005


ASSETS
Cash                                                     $ 100,000
Deferred offering costs                                    210,000
                                                     ---------------

TOTAL ASSETS                                               310,000


LIABILITIES
Payable for deferred offering costs                        210,000
                                                     ---------------

NET ASSETS - MEMBER'S CAPITAL                            $ 100,000
                                                     ===============



Capital contribution                                     $ 100,000
                                                     ---------------

Net Assets - Member's Capital                            $ 100,000
                                                     ===============












 The accompanying notes are an integral part of the financials statements.

GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED MASTER FUND, LLC

NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2005



NOTE 1.  Organization

Goldman Sachs Hedge Fund Partners Registered Master Fund, LLC (the "Master Fund") was organized as a Delaware limited liability company on February 15, 2005. The Master Fund is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended. The Fund has had no operations through December 31, 2005 other than those related to organizational matters and the sale and issuance of $100,000 of limited liability company interests ("Interests") of the Master Fund to Goldman Sachs Hedge Fund Partners Registered Fund, LLC. Pursuant to an investment advisory agreement between the Master Fund and Goldman Sachs Hedge Fund Strategies LLC (the "Adviser"), the Adviser will be responsible for developing, implementing and supervising the Master Fund's investment program.

The Master Fund's investment objective is to target attractive long-term risk-adjusted absolute returns with lower volatility than, and minimal correlation to, the broad equity markets. The Master Fund intends to pursue its investment objective by investing primarily in a portfolio of privately placed investment vehicles ("Investment Funds"), managed by portfolio managers or management teams ("Investment Managers") that utilize investment strategies within or related to one or more of the following four hedge fund sectors: equity long/short, event driven, relative value and tactical trading. The Adviser may allocate the Master Fund's assets among the four hedge fund sectors in a manner consistent with the Master Fund's investment objective. In order to determine such allocation, the Adviser intends to periodically establish a model allocation among the four hedge fund sectors that, if made, would result in each sector contributing a roughly equivalent amount to the expected portfolio risk of the Master Fund. The Adviser intends to utilize this model allocation as a benchmark and to allocate the Master Fund's assets to the Investment Funds in a manner roughly consistent with such benchmark or, in its sole discretion, to make strategic allocations to Investment Funds which utilize strategies within particular hedge fund sectors when it believes that market conditions or other factors merit an overweighting or underweighting to one or more of the hedge fund sectors.

NOTE 2.  Significant Accounting Policies

The Master Fund's financial statement is prepared in conformity with U.S. generally accepted accounting principles, which may require the use of management estimates and assumptions. Actual results could differ from those estimates.

No provision for organizational costs has been made, as the Adviser has agreed to pay these costs directly. Additionally, $18,500 in audit and tax related expenses was borne and paid by the Adviser during the year.

Subject to the terms of the Expense Limitation Agreement (see NOTE 3), the Master Fund's expenses incurred and to be incurred in connection with the initial offering of Interests will be amortized by the Master Fund over the 12-month period beginning on the date that Goldman Sachs Hedge Fund Partners Registered Fund, LLC first sells its interests to the public (the "Initial Closing Date").

No accrual for the payment of Federal, state or local income taxes has been provided. Each Member is individually required to report on its own tax return its distributive share of the Master Fund's taxable income or loss.

NOTE 3.  Management Fee and Other Fees

The Master Fund will pay the Adviser a monthly investment management fee equal to one twelfth of 1.10% of the Master Fund's net assets as of each month-end (the "Investment Management Fee"), subject to certain adjustments.

The Master Fund will pay SEI Investments Global Funds Services (the "Administrator") a monthly administration fee equal to one twelfth of 0.06% of the Master Fund's net assets (prior to reduction for any Investment Management Fee) (the "Administration Fee"). The Master Fund will also reimburse the Administrator for certain out-of-pocket expenses. The Administrator provides various administration, fund accounting, investor accounting, taxation and transfer agent services to the Master Fund.

NOTE 3.  Management Fee and Other Fees (continued)

SEI Private Trust Company (the "Custodian") serves as the primary custodian of the assets of the Master Fund and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies). The Master Fund will pay the Custodian a monthly fee equal to one twelfth of 0.01% of the Master Fund's net assets (prior to reduction for any Investment Management Fee).

The Adviser has entered into an Expense Limitation Agreement with the Master Fund pursuant to which the Adviser has agreed to waive and/or reimburse the Master Fund's expenses, to the extent necessary so that the Master Fund's total expenses (as defined) during the 12-month period beginning on the Initial Closing Date do not exceed 1.60% of the average of the net assets of the Master Fund as of each month-end during such 12-month period. The Adviser does not expect to waive or reimburse Master Fund expenses with respect to any subsequent periods.

GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED MASTER FUND, LLC

MANAGERS AND OFFICERS (UNAUDITED)

The identity of the Managers and executive officers of Goldman Sachs Hedge Fund Partners Registered Master Fund, LLC (the "Master Fund") and brief biographical information regarding each Manager and officer during the past five years is set forth below.


-------------------------  ------------  -----------  -----------------------  ---------------  -------------
                                          Term of                                Number of
                                           Office           Principal          Portfolios in       Other
                           Position(s)   and Length       Occupation(s)         Fund Complex    Directorships
                            Held with     of Time        during the Past        Overseen by       Held by
Name, Age, and Address(1)  Master Fund    Served(2)          5 Years             Manager(3)      Manager(4)
-------------------------  ------------  -----------  -----------------------  ---------------  -------------
Independent Managers
-------------------------  ------------  -----------  -----------------------  ---------------  -------------
Ashok Bakhru                Manager       March 24,   President, ABN                 74             None
Age:  63                                    2005      Associates (July
                                          - present   1994-March 1996 and
                                                      November
                                                      1998-Present);
                                                      Executive Vice
                                                      President - Finance
                                                      and Administration
                                                      and Chief Financial
                                                      Officer, Coty Inc.
                                                      (manufacturer of
                                                      fragrances and
                                                      cosmetics) (April
                                                      1996-November 1998);
                                                      Director of Arkwright
                                                      Mutual Insurance
                                                      Company (1984-1999);
                                                      Trustee of
                                                      International House
                                                      of Philadelphia
                                                      (program center and
                                                      residential community
                                                      for students and
                                                      professional trainees
                                                      from the United
                                                      States and foreign
                                                      countries)
                                                      (1989-2004); Trustee
                                                      of the Walnut Street
                                                      Theater (1992-2004);
                                                      Trustee, Scholarship
                                                      America (1998-2005);
                                                      Trustee, Institute
                                                      for Higher Education
                                                      Policy (2003 -
                                                      present); Director,
                                                      Private Equity
                                                      Investors-III and IV
                                                      (November
                                                      1998-Present), and
                                                      Equity-Limited
                                                      Investors II (April
                                                      2002-Present); and
                                                      Chairman, Lenders
                                                      Service Inc.
                                                      (provider of mortgage
                                                      lending services)
                                                      (2000-2003).

                                                      Chairman of the Board
                                                      and Trustee - Goldman
                                                      Sachs Mutual Fund
                                                      Complex (registered
                                                      investment
                                                      companies).


John P. Coblentz, Jr.        Manager      March 24,   Partner, Deloitte &            74             None
Age:  64                                    2005      Touche LLP (June 1975
                                          - present   - May 2003).

                                                      Trustee - Goldman
                                                      Sachs Mutual Fund
                                                      Complex (registered
                                                      investment
                                                      companies).


Patrick T. Harker            Manager      March 24,   Dean and Reliance              74             None
Age:  47                                    2005      Professor of
                                          - present   Operations and
                                                      Information
                                                      Management, The
                                                      Wharton School,
                                                      University of
                                                      Pennsylvania
                                                      (February
                                                      2000-Present);
                                                      Interim and Deputy
                                                      Dean, The Wharton
                                                      School, University of
                                                      Pennsylvania (July
                                                      1999-Present); and
                                                      Professor and
                                                      Chairman of
                                                      Department of
                                                      Operations and
                                                      Information
                                                      Management, The
                                                      Wharton School,
                                                      University of
                                                      Pennsylvania (July
                                                      1997-August 2000).

                                                      Trustee - Goldman
                                                      Sachs Mutual Fund
                                                      Complex (registered
                                                      investment companies).


Mary Patterson McPherson    Manager       March 24,   Vice President, The            74             None
Age:  70                                    2005      Andrew W. Mellon
                                          - present   Foundation (provider
                                                      of grants for
                                                      conservation,
                                                      environmental and
                                                      educational purposes)
                                                      (October
                                                      1997-Present);
                                                      Director, Smith
                                                      College
                                                      (1998-Present);
                                                      Director, Josiah
                                                      Macy, Jr. Foundation
                                                      (health educational
                                                      programs)
                                                      (1977-Present);
                                                      Director,
                                                      Philadelphia
                                                      Contributionship
                                                      (insurance)
                                                      (1985-Present);
                                                      Director Emeritus,
                                                      Amherst College
                                                      (1986-1998);
                                                      Director, The Spencer
                                                      Foundation
                                                      (educational
                                                      research)
                                                      (1993-February 2003);
                                                      member of PNC
                                                      Advisory Board
                                                      (banking)
                                                      (1993-1998);
                                                      Director, American
                                                      School of Classical
                                                      Studies in Athens
                                                      (1997-Present) and
                                                      trustee, Emeriti
                                                      Retirement Health
                                                      Solutions
                                                      (post-retirement
                                                      medical insurance
                                                      program for
                                                      not-for-profit
                                                      institution) (since
                                                      2005).

                                                      Trustee - Goldman
                                                      Sachs Mutual Fund
                                                      Complex (registered
                                                      investment companies).


Wilma J. Smelcer             Manager      March 24,   Chairman, Bank of              74             None
Age:  56                                    2005      America, Illinois
                                          - present   (banking)
                                                      (1998-January 2001);
                                                      and Governor, Board
                                                      of Governors, Chicago
                                                      Stock Exchange
                                                      (national securities
                                                      exchange) (April
                                                      2001-April 2004).

                                                      Trustee - Goldman
                                                      Sachs Mutual Fund
                                                      Complex (registered
                                                      investment
                                                      companies).


Richard P. Strubel           Manager      March 24,   Vice Chairman and              74        Gildan
Age:  66                                    2005      Director Cardean                         Activewear
                                          - present   Learning Group                           Inc.
                                                      (formerly Unext,                         (clothing
                                                      Inc.) (provider of                       marketing
                                                      educational services                     and
                                                      via the internet)                        manufacturing
                                                      (2003-Present),                          company);
                                                      President, COO and                       Carden
                                                      Director Cardean                         Lewis Group
                                                      Learning Group                           (provider
                                                      (formerly Unext,                         of
                                                      Inc.) (1999-2003);                       educational
                                                      Director, Cantilever                     services
                                                      Technologies, Inc. (a                    via the
                                                      private software                         internet);
                                                      company) (1999-2005);                    Northern
                                                      Trustee, The                             Mutual Fund
                                                      University of Chicago                    Complex (53
                                                      (1987-Present); and                      Portfolios).
                                                      Managing Director,
                                                      Tandem Partners, Inc.
                                                      (management services
                                                      firm) (1990-1999).

                                                      Trustee - Goldman
                                                      Sachs Mutual Fund
                                                      Complex (registered
                                                      investment companies).

-------------------------------------------------------------------------------------------------------------
Managers Who Are
"Interested Persons"*
-------------------------------------------------------------------------------------------------------------
Kent A. Clark                                         Managing Director,             2              None
Age:  41                     Manager     March 24,    Goldman Sachs, (1998
                                           2005       - present); Chief
                                         -present     Investment Officer,
                                                      Goldman Sachs Hedge
                                                      Fund Strategies LLC
                                                      (October 2000 -
                                                      present); Director
                                                      and Managing
                                                      Director, Goldman
                                                      Sachs Hedge Fund
                                                      Strategies LLC (2000
                                                      -  present);
                                                      Portfolio Manager,
                                                      GSAM Quantitative
                                                      Equities (July 1992 -
                                                      September 2000).

                                                      Member of Board of
                                                      Directors of the
                                                      Managed Funds
                                                      Association (2002 -
                                                      present).


Alan A. Shuch                Manager      March 24,   Advisory Director -            74             None
Age:  56                                    2005      GSAM (May
                                          - present   1999-Present);
                                                      Consultant to GSAM
                                                      (December 1994 - May
                                                      1999); and Limited
                                                      Partner, Goldman
                                                      Sachs (December 1994
                                                      - May 1999).

                                                      Trustee - Goldman
                                                      Sachs Mutual Fund
                                                      Complex (registered
                                                      investment
                                                      companies).

------------------------------------------------------------------------------------------------------


* These persons are considered to be "interested persons" because they hold positions with Goldman Sachs Hedge Fund Strategies LLC (the "Adviser") or one of its affiliates. Each Interested Manager holds comparable positions with certain other entities of which the Adviser or an affiliate thereof is the investment adviser, administrator and/or distributor.

(1) Each Manager may be contacted by writing to the Manager, c/o Goldman, Sachs & Co., One New York Plaza, New York, NY 10004, Attn: Howard B. Surloff.

(2) Each Manager holds office for an indefinite term until the earliest of: (a) the election of his or her successor; (b) the date the Manager resigns or is removed by the Board of Managers or members of the applicable fund, in accordance with such fund's limited liability company agreement; (c) the date the Manager shall otherwise cease to be a Manager in accordance with the limited liability company agreement of the applicable fund; or (d) the date the applicable fund terminates.

(3) The Fund Complex currently consists of the Fund, Goldman Sachs Hedge Fund Partners Registered Fund, LLC, Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust. As of December 31, 2005, Goldman Sachs Trust consisted of 61 portfolios and Goldman Sachs Variable Insurance Trust consisted of 11 portfolios.

(4) This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934, as amended, or other investment companies registered under such Act. Each of the Independent Managers is also a member of the Board of Trustees of Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust.


                                           Officers
---------------------------------------------------------------------------------------------------
                        Positions      Term of Office
   Name, Age, and       Held with      and Length of       Principal Occupation(s) during the Past
      Address          Master Fund      Time Served                      5 Years
---------------------------------------------------------------------------------------------------
George H. Walker      President and     February 22, 2005   Managing Director, Goldman Sachs
32 Old Slip          Chief Executive       - present        (November 1998 - present); President,
19th Floor           Officer of the                         Goldman Sachs Hedge Fund Strategies
New York, NY 10005     Master Fund                          LLC (November 2002 - present);
Age:  36                                                    Managing Director, Goldman Sachs
                                                            Hedge Fund Strategies LLC (November
                                                            2001 - present); Director, Goldman
                                                            Sachs Hedge Fund Strategies LLC (June
                                                            2001 - present).

Kent A. Clark        Vice President     February 22, 2005   Managing Director, Goldman Sachs,
32 Old Slip            and Chief           - present        (1998 - present); Chief Investment
19th Floor          Investment Officer                      Officer, Goldman Sachs Hedge Fund
New York, NY 10005  of the Master Fund                      Strategies LLC (October 2000 -
Age:  41                                                    present); Director and Managing
                                                            Director, Goldman Sachs Hedge Fund
                                                            Strategies LLC (2000 -  present);
                                                            Portfolio Manager, GSAM Quantitative
                                                            Equities (July 1992 - September 2000).

                                                            Member of Board of Directors of the
                                                            Managed Funds Association (2002 -
                                                            present).

Tobin V. Levy         Vice President,   February 22, 2005   Director and Managing Director,
701 Mt. Lucas Road    Chief Accounting     - present        Goldman Sachs (November 2000 -
Princeton, NJ 08540   Officer and                           present); Managing Director, Goldman
Age:  62              Chief Financial                       Sachs Hedge Fund Strategies LLC
                       Officer of                           (November 2000 - present); Chief
                      the Master Fund                       Financial Officer, Goldman Sachs
                                                            Hedge Fund Strategies LLC (May 2002 -
                                                            present).

Sheila Chatraei        Vice President   February 22, 2005   Vice President, Goldman Sachs (May
701 Mt. Lucas Road     of the Master       - present        2000 - present); Vice President,
Princeton, NJ 08540        Fund                             Goldman Sachs Hedge Fund Strategies
Age:  45                                                    LLC (May 2000 - present); Associate,
                                                            Goldman Sachs (April 1997 - May
                                                            2000); Associate, Goldman Sachs Hedge
                                                            Fund Strategies LLC (April 1997 - May
                                                            2000).

Philip V. Giuca, Jr.   Vice President   February 22, 2005   Vice President, Goldman Sachs (May
180 Maiden Lane        of the Master       - present        1992-present).
40th Floor                 Fund
New York, NY 10005                                          Assistant Treasurer, Goldman Sachs
Age:  44                                                    Mutual Fund Complex (registered
                                                            investment companies) (1999 -
                                                            present).

John M. Perlowski      Vice President   February 22, 2005   Managing Director, Goldman Sachs
32 Old Slip            of the Master       - present        (November 2003 - Present); Vice
31st Floor                 Fund                             President, Goldman Sachs (July 1995 -
New York, NY 10005                                          November 2003).
Age:  41
                                                            Treasurer, Goldman Sachs Mutual Fund
                                                            Complex (registered investment
                                                            companies) (1997 - present).

Richard D. Chase       Treasurer of    March 24, 2005       Vice President, Goldman Sachs
180 Maiden Lane         the Master       - present          (November 1994 - present).
37th Floor                 Fund
New York, NY 10005
Age:  44

Howard B. Surloff      Secretary of     February 22, 2005   Managing Director, Goldman Sachs
One New York Plaza      the Master         - present        (November 2002 - present); Associate
37th Floor                 Fund                             General Counsel, Goldman Sachs and
New York, NY 10004                                          General Counsel to the U.S. Funds
Age:  40                                                    Group (December 1997 - present).

                                                            Secretary, Goldman Sachs Mutual Fund
                                                            Complex (registered investment
                                                            companies) (2001 - present) and
                                                            Assistant Secretary prior thereto.

David S. Plutzer        Assistant       February 22, 2005   Vice  President and Assistant  General
One New York Plaza     Secretary of        - present        Counsel,  Goldman Sachs  (October 2004
37th Floor              the Master                          - present);  Associate, Bryan Cave LLP
New York, NY 10004         Fund                             (successor-in-interest   to   Robinson
Age:  31                                                    Silverman  Pearce  Aronsohn  &  Berman
                                                            LLP)   (September   1999  -  September
                                                            2004).


GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED MASTER FUND, LLC

APPROVAL OF ADVISORY CONTRACT (UNAUDITED)

The investment management agreement (the "Investment Management Agreement") between the Master Fund and the Adviser was approved by the unanimous vote, cast in person, of the Master Fund Board, including each of the Independent Managers, at a meeting called for the purpose and held on March 24, 2005. In approving the Investment Management Agreement, the Board considered information relating to the Adviser and its proposed investment management services that had been provided both prior to and at the March 24, 2005 meeting. The Board also considered factors they believed, in light of the legal advice furnished to them by counsel and their own business judgment, to be relevant. The principal areas of review by the Board were the nature, extent and quality of advisory services to be provided by the Adviser and the reasonableness of the fees to be charged for those services. The Board's evaluation of the nature, extent and quality of the Adviser's services took into account the complexity of services being provided by the Adviser; the experience and qualifications of the Adviser's personnel; the capability of the Adviser to comply with the undertakings stated in the Investment Management Agreement; and the terms of the Investment Management Agreement. The Board also reviewed the investment results of private funds managed by the Adviser. The Board believed that the Adviser was able to provide quality services to the Master Fund.

In reviewing the reasonableness of fees, information on the services to be rendered by the Adviser to the Master Fund, the amounts to be paid by the Master Fund under the Investment Management Agreement and the Master Fund's projected expense ratio were compared to similar information for other registered investment companies that invested in Investment Funds, as well as private funds managed by the Adviser. These comparisons assisted the Board in evaluating the reasonableness of the Investment Management Fee to be paid by the Master Fund. In addition, the Board considered the Fund Expense Limitation Agreement during the 12-month period beginning on the Master Fund's initial closing date, and the other benefits to the Adviser in connection with its services to the Master Fund. The Board also reviewed information regarding economies of scale. In this regard, the Board considered the projected amount of assets in the Master Fund; the information provided by the Adviser relating to its estimated costs; and information comparing the fee rate charged by the Adviser (which does not include fee breakpoints) with fee rates charged by other unaffiliated investment managers to their clients. After deliberation, the Board concluded that the Investment Management Fee to be paid by the Master Fund was reasonable.

In its consideration, the Board paid special attention to the qualifications and experience of the Adviser's investment professionals and management; the Adviser's proposed investment strategies and processes in seeking to achieve the Master Fund's investment objective; the Adviser's internal monitoring processes and controls; the Adviser's responsiveness to the Board's requests; and the Adviser's organizational structure.

No single factor was considered in isolation or to be determinative to the decision of the Board to approve the Investment Management Agreement. Rather, after weighing and balancing the factors described above, and such other factors and information it considered relevant, the Board, including each of the Independent Managers, determined that it was in the best interests of the Master Fund to approve the Investment Management Agreement, including the fees to be charged for services thereunder.

GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED MASTER FUND, LLC

OTHER INFORMATION (UNAUDITED)

A description of the policies and procedures that the Master Fund uses to determine how to vote proxies relating to portfolio securities and information regarding how the Master Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (I) without charge, upon request by calling 877-591-4656 and
(II)   on  the   Securities   and   Exchange   Commission   Web   site   at
http://www.sec.gov.


The Master Fund will file its complete schedule of portfolio holdings with the Securities and Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q. Beginning the fiscal quarter ending March 31, 2006 and every first and third fiscal quarter thereafter, the Master Fund's Form N-Q will become available on the SEC's website at http://www.sec.gov within 60 days after the Fund's first and third fiscal quarters. When available, the Master Fund's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. When available, Form N-Q may be obtained upon request and without charge by calling 877-591-4656.